                                                           FOR IMMEDIATE RELEASE



                  YAHOO! REPORTS SECOND QUARTER FINANCIAL RESULTS

               SECOND QUARTER PRO FORMA NET INCOME OF $0.15 PER SHARE


     SANTA CLARA, CALIF. - JULY 8, 1998 - Yahoo! Inc. (NASDAQ: YHOO) today reported revenues totaling $41.2 million for the second quarter ended June 30, 1998, a 192 percent increase over the same period in 1997. Pro forma net income for the second quarter of 1998 was $8.1 million, or $0.15 per share diluted, before the effect of a $44.1 million non-recurring charge for in-process R&D purchased in the acquisition of Viaweb Inc. The pro forma net income for the current quarter compares with a pro forma net loss of $0.3 million or $0.01 per share diluted, excluding the effect of a $21.2 million non-recurring, non-cash charge incurred during the second quarter of 1997.

     In separate announcements today, Yahoo!-Registered Trademark- said its Board of Directors has approved a 2-for-1 common stock split and that it has entered into an agreement for a $250 million private placement of common stock to SOFTBANK Holdings, Inc.

     Yahoo! today also announced that its traffic grew to an average of 115 million page views per day during the month of June 1998, compared to the 95 million page views per day average during March 1998. Yahoo! Japan, which is included in the above page view totals, increased to an average of approximately 8 million page views per day during the month of June 1998 from an average of approximately 6 million per day in March 1998. A page view is defined as one electronic page of information displayed in response to a user request.

     Yahoo! also announced that its registered user base grew to more than 18 million members, compared to more than 12 million as of March 1998, reflecting the number of people who have submitted personal data for Yahoo!'s universal registration process. In addition, Yahoo! was recently ranked No.
1 in reach among all Web sites with 54.1 percent of work users accessing Yahoo!. The company's reach among home users has grown to 44.4 percent, and is second only to AOL's reach by 1 percent (Media Metrix, May 1998).

     "While we maintained our leadership position in audience reach among work users and continued to experience popularity among home users, we had significant growth in the number of registered Yahoo! members during the quarter," said Tim Koogle, president and CEO, Yahoo!. "We continued to build on the strong distribution platform we deliver to advertisers, merchants, and content providers. As a result, we were able to sign several key agreements during the quarter and experienced strong revenue growth. As always, we are continuing to focus on building our strong brand, delivering quality content and services, and aggressively growing our global audience as well as our advertising and commerce revenue."

MERCHANT AND SHOPPING SERVICES
     During the second quarter, Yahoo! expanded its online merchant services. The company acquired Viaweb Inc. and launched Yahoo! Store to provide small and medium-sized online merchants with a complete, easy-to-use service to create, design, host, manage and promote online stores. In addition, Yahoo! launched Impulse Deals, a new merchandising platform where merchants can offer targeted shopping bargains on the Web. Also during the quarter, AutoConnect joined Yahoo!

                                      - MORE -
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                          YAHOO! REPORTS SECOND QUARTER FINANCIAL RESULTS/PAGE 2


Autos' (autos.yahoo.com) featured merchant button program, providing users with easy access to shop for and purchase cars. AT&T and JFAX joined
Yahoo!'s premier merchant program to provide traditional communication services and unified messaging services, respectively. The Fragrance Counter is now enabling Yahoo! users to purchase designer fragrances and cosmetics in relevant areas throughout the Yahoo! network of properties.

PROGRAMMING
     Yahoo! further expanded its programming during the quarter. The company announced that Inktomi will become Yahoo!'s integrated default search results provider beginning in the third quarter. Yahoo! introduced Yahoo! Computers (computers.yahoo.com), offering users news, product reviews, shareware downloads, shopping services and chats. The company launched Yahoo! Movies (movies.yahoo.com) providing a directory of movie and entertainment information, showtimes, new releases, news and reviews and more. Yahoo! also launched Yahoo! Real Estate (realestate.yahoo.com), a comprehensive, free resource for listings, tools and information on buying, selling and renting property. In addition, Yahoo! Sports (sports.yahoo.com) is providing full coverage of the World Cup '98 in 11 different languages for users around the world.

COMMUNICATION SERVICES
     During the quarter, Yahoo! enhanced the communications services it offers users. Yahoo! users now have convenient access to order and be billed for AT&T's traditional communication services online. In addition, JFAX enables users to turn their Yahoo! Mail (mail.yahoo.com) account into a universal in-box for incoming and outgoing electronic, fax or voice messages. Yahoo! Chat (chat.yahoo.com), the leading Web-based chat service, partnered with PRIMEDIA during the quarter, and now features more than 100 celebrity and expert chats each month.

EXPANDING AUDIENCE
     Yahoo! extended its distribution during the quarter through an agreement with Compaq. My Yahoo! is now the default Internet start page on Compaq's new Internet PC product family, enabling customers to fully personalize their Web experience.

INTERNATIONAL GROWTH
     As in the U.S., the company's World Yahoo!s are very popular among Web users, with several of its international sites being ranked No. 1 in various categories. Yahoo! significantly expanded its network of international properties during the quarter. In addition to Yahoo! Italy (yahoo.it), a geographically-based Web guide, Yahoo! launched two language-based Web guides for the significant number of Chinese (chinese.yahoo.com and gbchinese.yahoo.com) and Spanish (espanol.yahoo.com) speaking Web users around the world. The comprehensive, global, branded network of Yahoo! properties has grown to now include 14 World Yahoo!s featuring content and services for geographic areas and language-based global communities.

ABOUT YAHOO!
     Yahoo! Inc. is a global Internet media company that offers a network of branded Web programming serving millions of users daily. As the first navigational guide to the Web, www.yahoo.com is the single largest guide in terms of traffic, advertising, household and business user reach, and is one of the most recognized brands associated with the Internet. Yahoo! provides targeted Internet resources and communications services for a broad range of audiences, based on demographic, key-subject and geographic interests. Yahoo! is headquartered in Santa Clara, Calif.

                                      - MORE -
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                          YAHOO! REPORTS SECOND QUARTER FINANCIAL RESULTS/PAGE 3


     This announcement contains forward looking statements that involve risks and uncertainties, including those relating to the company's ability to grow its user and advertiser base, and advertising and commerce revenues. Actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. The potential risks and uncertainties include, among others, the company's limited operating history, the increasingly competitive environment for Web services and advertising sales, the early stage of the Web as an advertising medium, the company's dependence on advertising revenues and third parties for technology, content and distribution. More information about potential factors which could affect the company's business and financial results is included in the company's annual report on Form 10-K for the year ended Dec. 31, 1997, including (without limitation) under the captions, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors," "Competition," and "Proprietary Rights," the company's quarterly report on Form 10-Q for the period ended March 31, 1998, and the company's current report filed on Form 8-K dated June 18, 1998, which are on file with the Securities and Exchange Commission (www.sec.gov). The accompanying condensed consolidated statements of operations and balance sheets are an integral part of this announcement.

                                       # # #

               Yahoo! and the Yahoo! logo are trademarks and/or
                    registered trademarks of Yahoo! Inc.
               All other names are trademarks and/or registered
                  trademarks of their respective owners.


CONTACTS:

Gary Valenzuela                         Diane Hunt
Senior Vice President and               Director, Corporate Communications
Chief Financial Officer                 Yahoo! Inc.
Yahoo! Inc.                             (408) 731-3441
(408) 731-3350                          diane@yahoo-inc.com
investor_relations@yahoo-inc.com

                                      YAHOO! INC.
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                      (UNAUDITED)


                                                                     THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                          JUNE 30,                               JUNE 30,
                                                                ----------------------------          -----------------------------
                                                                   1998              1997                1998               1997
                                                                ----------        ----------          ----------         ----------
NET REVENUES                                                    $ 41,210           $ 14,107           $ 71,416           $ 24,172
COST OF REVENUES                                                   4,720              2,318              8,637              3,755
                                                                --------           --------           --------           --------
   GROSS PROFIT                                                   36,490             11,789             62,779             20,417
                                                                --------           --------           --------           --------
OPERATING EXPENSES:
   SALES AND MARKETING                                            20,044              9,448             36,140             16,863
   PRODUCT DEVELOPMENT                                             5,010              2,444              9,544              4,693
   GENERAL AND ADMINISTRATIVE                                      2,227              1,613              4,219              2,910
   OTHER - NON-RECURRING COSTS                                    44,100             21,245             44,100             21,245
                                                                --------           --------           --------           --------
          TOTAL OPERATING EXPENSES                                71,381             34,750             94,003             45,711
                                                                --------           --------           --------           --------
LOSS FROM OPERATIONS                                             (34,891)           (22,961)           (31,224)           (25,294)

INVESTMENT INCOME, NET                                             1,848              1,227              3,294              2,618
MINORITY INTERESTS IN OPERATIONS
   OF CONSOLIDATED SUBSIDIARIES                                      112                182                355                384
                                                                --------           --------           --------           --------

LOSS BEFORE INCOME TAXES                                         (32,931)           (21,552)           (27,575)           (22,292)

PROVISION FOR INCOME TAXES                                         3,060                  -              4,131                  -
                                                                --------           --------           --------           --------

NET LOSS                                                        $(35,991)          $(21,552)          $(31,706)          $(22,292)
                                                                --------           --------           --------           --------
                                                                --------           --------           --------           --------

NET LOSS PER SHARE - DILUTED                                    $  (0.81)          $  (0.50)          $  (0.72)          $  (0.52)
                                                                --------           --------           --------           --------
                                                                --------           --------           --------           --------

WEIGHTED AVERAGE COMMON SHARES AND EQUIVALENTS
   USED IN PER SHARE CALCULATION - DILUTED                        44,504             43,146             43,778             42,689
                                                                --------           --------           --------           --------
                                                                --------           --------           --------           --------

PRO FORMA NET INCOME (LOSS) PER SHARE - DILUTED (1)             $   0.15           $  (0.01)          $   0.23           $  (0.02)
                                                                --------           --------           --------           --------
                                                                --------           --------           --------           --------

WEIGHTED AVERAGE COMMON SHARES AND EQUIVALENTS
   USED IN PRO FORMA NET INCOME (LOSS) PER SHARE
   CALCULATION - DILUTED                                          54,597             43,146             53,986             42,689
                                                                --------           --------           --------           --------
                                                                --------           --------           --------           --------


(1) PRO FORMA NET INCOME (LOSS) PER SHARE DILUTED EXCLUDES THE EFFECT OF IN-PROCESS PURCHASED TECHNOLOGY OF $44,100,000 INCURRED IN CONNECTION WITH THE ACQUISITION OF VIAWEB INC. DURING THE QUARTER ENDED JUNE 30, 1998 AND EXCLUDES THE EFFECT OF A ONE-TIME NON-CASH CHARGE OF $21,245,000 RELATED TO THE VISA MARKETPLACE RESTRUCTURING INCURRED DURING THE QUARTER ENDED JUNE 30, 1997.

NOTE: THE ABOVE SHARE AND PER SHARE CALCULATIONS DO NOT REFLECT THE EFFECT OF THE JULY 1998 2-FOR-1 STOCK SPLIT.

                                  YAHOO! INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)


                                                                JUNE 30,              DECEMBER 31,
                                                                  1998                    1997
                                                              -----------             ------------
                                                              (UNAUDITED)               (AUDITED)
ASSETS
   CASH, CASH EQUIVALENTS, AND INVESTMENTS
      IN MARKETABLE SECURITIES                                 $ 147,236                $ 107,012
   ACCOUNTS RECEIVABLE, NET                                       16,795                   10,986
   PREPAID EXPENSES                                                4,211                    5,893
   PROPERTY AND EQUIPMENT, NET                                     8,987                    7,035
   OTHER ASSETS                                                   14,389                   10,958
                                                               ---------                ---------
      TOTAL ASSETS                                             $ 191,618                $ 141,884
                                                               ---------                ---------
                                                               ---------                ---------

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
   ACCOUNTS PAYABLE                                            $   5,633                $   5,477
   ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES                 19,857                   13,127
   DEFERRED REVENUE                                               18,533                    4,852
                                                               ---------                ---------
      TOTAL LIABILITIES                                           44,023                   23,456

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES                      961                      716

SHAREHOLDERS' EQUITY:
   COMMON STOCK                                                  206,657                  146,126
   ACCUMULATED DEFICIT                                           (59,677)                 (27,971)
   CUMULATIVE TRANSLATION ADJUSTMENT                                (346)                    (443)
                                                               ---------                ---------
      TOTAL SHAREHOLDERS' EQUITY                                 146,634                  117,712
                                                               ---------                ---------
                                                               $ 191,618                $ 141,884
                                                               ---------                ---------
                                                               ---------                ---------
